UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2013

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-07573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 100 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 9, 2013, Parker Drilling Company, a Delaware corporation (the “Company”), announced that its board of directors elected Christopher T. Weber, as senior vice president and chief financial officer, effective May 20, 2013.

Prior to joining the Company, Mr. Weber served as vice president and treasurer of Ensco plc., a public offshore drilling company, from 2011 to May 2013. From 2009 to 2011, Mr. Weber served as vice president, operations support of Pride International, Inc., prior to which he served as director, corporate planning and development from 2006.

In connection with Mr. Weber’s appointment as the Company’s senior vice president and chief financial officer, the Company entered into an employment agreement (the “Employment Agreement”) and a restricted stock unit incentive agreement (the “Incentive Agreement”) with Mr. Weber. Under the Employment Agreement, Mr. Weber will be paid an annual base salary of at least $345,000. The Employment Agreement has an initial term ending April 30, 2015, and the term will be automatically extended for successive one-year terms, unless notice is given by either Mr. Weber or the Company at least 60 days prior to the end of the term that the term will not be extended.

Pursuant to the Employment Agreement, either the Company or Mr. Weber will be able to terminate Mr. Weber’s employment at any time. The Employment Agreement provides that if the employment of Mr. Weber is terminated by the Company without cause or by Mr. Weber for good reason, Mr. Weber will receive, among other things, (1) 1.5 times the sum of his base salary and current annual incentive target bonus, (2) a pro-rata bonus award for the year of his termination, subject to actual achievement of performance goals, and (3) 24 months of health and dental coverage for himself and his covered dependents.

The Employment Agreement provides for compensation due to termination of employment during the term of the Employment Agreement within two years following a change in control. A “change in control” is generally defined to include the acquisition by a person of 50% or more of the Company’s common stock or voting power, specified changes in a majority of the board of directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company, the sale or liquidation of the Company and such events as the Board of Directors determines to constitute a change in control.

In the event of a change in control, the term of the Employment Agreement will be extended for a period of two years from the date of the change in control. If Mr. Weber’s employment is terminated within two years after the date of a Change in Control either involuntarily by the Company and not due to cause or by Mr. Weber for good reason, Mr. Weber will receive, among other things, (1) three times the sum of his base salary and current annual incentive target bonus, (2) a pro-rata bonus award for the year of his termination, subject to actual achievement of performance goals, (3) 36 months of health and dental coverage for himself and his covered dependents, and (4) advancement of legal fees in limited circumstances.

In addition, the Employment Agreement has confidentiality, non-competition, non-recruitment and non-solicitation covenants during employment and for one year after any termination. The severance payments are subject to forfeiture if the non-competition, non-recruitment or non-solicitation covenants are violated or if the Company learns of facts that would have resulted in a termination for cause. Severance payments under the Employment Agreement are conditioned upon Mr. Weber’s timely execution of a waiver and release of claims against the Company and its affiliates, officers and directors.

In the event of a termination of Mr. Weber’s employment by the Company due to cause (which includes, among other things, conviction of a felony, fraud upon the Company, misappropriation of funds or property of the Company and violation of law), death, disability, or voluntary resignation without good reason, Mr. Weber will be entitled to receive only those payments and benefits that have accrued to him.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement dated May 3, 2013 which is filed as Exhibit 10.1 to this report.

Under the Incentive Agreement, the Company will grant Mr. Weber a number of shares of restricted stock units equal to $1,200,000 divided by the fair market value of one share of the Company’s common stock as of May 17, 2013. These units will vest, assuming continuing employment by Mr. Weber, 1/3 on May 19, 2014, 1/3 on May 19, 2015 and 1/3 on May 19, 2016. If Mr. Weber’s employment is terminated without cause in the absence of a change in control, a pro-rata portion of the unvested units will vest.

If Mr. Weber’s employment is terminated without cause within two years following the occurrence of a change in control or due to disability or death, all unvested units granted under the Incentive Agreement will vest. While this grant will not be made under an existing Company long-term incentive plan, the units will have, in addition to the provisions described above, substantially the same terms and conditions of other service-based restricted stock units granted by the Company to its executive officers.

The foregoing description of the Incentive Agreement is not complete and is qualified in its entirety by reference to the form of Incentive Agreement which is filed as Exhibit 10.2 to this report.

Item 8.01 Other Events

On May 9, 2013, the Company issued a press release announcing the selection of Mr. Weber as the senior vice president and chief financial officer of the Company. A copy of this press release is furnished as exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated May 3, 2013 between Parker Drilling Company and Christopher Weber.

10.2	Form of Restricted Stock Unit Incentive Agreement to be entered between Parker Drilling Company and Christopher Weber.

99.1	Press Release announcing selection of Christopher Weber as Senior Vice President and Chief Financial Officer of Parker Drilling Company, dated May 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: May 14, 2013	By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier
Senior Vice President, Chief Administrative Officer and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated May 3, 2013 between Parker Drilling Company and Christopher Weber.

10.2	Form of Restricted Stock Unit Incentive Agreement to be entered between Parker Drilling Company and Christopher Weber.

99.1	Press Release announcing selection of Christopher Weber as Senior Vice President and Chief Financial Officer of Parker Drilling Company, dated May 9, 2013.

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